Exhibit 99.2

Company Contact - Jim Dorsey
BioClinica, Inc.
267-757-3040

Trade Media — Morgan Dub Karpo
Diccicco Battista Communications
484-342-3600

Investor Contact — Michael Porter
Porter, LeVay & Rose, Inc.
212-564-4700

FOR IMMEDIATE RELEASE

BIOCLINICA AND CORELAB PARTNERS ARE ONE

- Combined Company Creates Clear Leader for Imaging Core Lab Services -

NEWTOWN, PA, March 14, 2013 — BioClinica®, Inc., (NASDAQ: BIOC), a global provider of clinical trial management services, announced today that JLL Partners and Ampersand Capital Partners, two leading middle market private equity firms, have completed their acquisition of BioClinica and CoreLab Partners and have combined the two companies under the name BioClinica.

This merger brings together two of the most experienced and trusted authorities in medical imaging management for clinical trials and creates a new standard in imaging core lab services, cardiovascular safety monitoring, and eClinical trial management solutions.

“The unification of BioClinica and CoreLab Partners will enhance the existing service quality and technological innovation supported by scientific and medical expertise that have long been hallmarks of these two companies,” said Mark Weinstein, who will lead the newly combined company as President and CEO. “This merger produces a stronger BioClinica that is better able to support pharmaceutical, biotechnology, and medical device development.”

Dan Agroskin, Managing Director of JLL Partners said, “JLL has spent a significant amount of time gaining an understanding of the pharmaceutical outsourcing sector and, as a result, we are pleased to have made these two acquisitions.  This combination brings together two industry leading companies that we are confident will continue to deliver a strong service offering to their customers.  We are excited by the growth potential of this newly formed platform, and we look forward to working with the talented management of BioClinica and CoreLab Partners as they continue to enhance their best-in-class capabilities.”

The combination of BioClinica and CoreLab Partners establishes a clear industry leader for imaging core lab services and further complements BioClinica’s other service offerings. BioClinica is better positioned to offer customers comprehensive support for clinical trials with extensive capabilities, including:

Scientific and Medical Expertise

•                  Unmatched scientific and medical expertise in therapeutic areas where imaging is critical such as oncology, neurology, musculoskeletal, and cardiology

•                  A comprehensive suite of cardiovascular safety monitoring services with unrivaled scientific and technical leadership

Industry-Leading Technologies

•                  Longstanding experience working across all imaging modalities

•                  Combined strength in image acquisition protocols, electronic transfer, management, and central review of medical images

•                  Leading eClinical solutions for clinical trial management, electronic data capture, randomization, and supply chain forecasting and optimization

– more –

Recognized Clinical Trial Experience

•                  A combined total of 50 FDA approved drugs, including 33 in oncology

•                  Demonstrated flexibility to engage in multiple partnership models and the independence to collaborate with a sponsor’s choice of full-service Contract Research Organizations (CROs)

•                  Global operational support in North America, China, Japan, Germany, The Netherlands, and France

Follow BioClinica on the Trial Blazers blog at http://www.bioclinica.com/blog, and on twitter at http://twitter.com/bioclinica.

About the BioClinica, Inc. Merger Transaction

On March 13, 2013, JLL Partners completed its acquisition of BioClinica through the short-form merger of an entity affiliated with JLLPartners and BioClinica. BioClinica is the surviving entity in the merger and is now wholly-owned by affiliates of JLL Partners, Ampersand and certain other investors. As of the close of business on March 13, 2013, BioClinica will no longer trade on the Nasdaq Global Market.

In connection with the transaction, KeyBank National Association, CIT Finance LLC and U.S. Bank National Association acted as the lead arrangers and joint bookrunners for the financing, which consisted of $100 million of senior secured facilities, including a $75 million term loan facility and $25 million revolving facility, undrawn at close.

Excel Partners acted as financial advisor to BioClinica, and Morgan, Lewis & Bockius LLP acted as legal counsel to BioClinica. Robert W. Baird acted as financial advisor to CoreLab Partners and Edwards, Wildman Palmer LLP acted as legal counsel to CoreLab Partners and Ampersand Capital Partners.  Skadden, Arps, Slate, Meagher & Flom LLP and Simpson Thacher Bartlett LLP acted as legal counsel to JLL Partners.

About BioClinica

BioClinica is a leading global provider of integrated, technology-enhanced clinical trial management services. A 2013 merger with CoreLab Partners created a new standard for imaging core lab services including electronic transfer, management, and independent review; cardiovascular safety monitoring including automated ECG, Thorough QT studies, Holter monitoring, ambulatory blood pressure monitoring and pulse wave analysis; and eClinical solutions for electronic data capture, randomization, clinical trial management, and clinical supply chain forecasting and optimization. BioClinica offers unmatched scientific expertise with a team of respected medical researchers and board certified, sub-specialty trained radiologists, cardiologists, nuclear medicine physicians and oncologists. With more than 28 years of experience and over 3,300 successful trials to date, BioClinica has supported the development of many new medicines through all phases of the clinical trial process. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide comprehensive cardiovascular safety, and eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.

About JLL Partners

JLL Partners is a leading New York-based private equity investment firm with approximately $4 billion of capital under management. JLL Partners’ investment philosophy is to partner with outstanding management teams and invest in companies that they can continue to grow into market leaders. JLL Partners has invested in a variety of industries, with special focus on the healthcare and pharmaceutical services industries. For more information, please visit www.jllpartners.com.

About Ampersand

Ampersand Capital Partners, based in Boston, is a leading private equity firm that focuses on middle market growth equity investments in the Healthcare sector. Ampersand Capital Partners leverages its unique blend of private equity and operating experience to build value and drive long-term performance alongside its portfolio company management teams.  For more information, please visit www.ampersandcapital.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control.  The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements.  The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.

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